UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2008 Performance Bonus Plan

On March 3, 2008, the compensation committee of the board of directors of PAETEC Holding Corp. (“PAETEC”) established performance goals for cash bonus awards to be made to PAETEC’s executive officers and other employees under PAETEC’s annual performance bonus plan for fiscal year 2008, which ends on December 31, 2008. Funding of the bonus pool will be based on PAETEC’s achievement of three corporate objectives for 2008. Of the bonus pool, 60% of the funded amount will be based on PAETEC’s achievement of a minimum level of “adjusted EBITDA,” or earnings before interest, taxes, depreciation and amortization, and specified nonrecurring and other items, for 2008. Another 20% of the funded amount of the bonus pool will be based on PAETEC’s achievement of a minimum level of revenue growth for 2008. The remaining 20% of the funded amount of the bonus pool will be based on PAETEC’s achievement of a specific minimum level of customer satisfaction evaluated according to a survey model. For any funding of the bonus pool to occur, PAETEC must meet the minimum threshold level for at least one objective. For the bonus pool to be fully funded at its “target” level, PAETEC must achieve the target level for all three corporate objectives. The target bonus pool may be increased, up to a stated maximum amount, or decreased if PAETEC achieves higher or lower levels of adjusted EBITDA or revenue growth than are targeted.

The total amount of available bonus cash as determined by the achievement of the foregoing targets is expressed as a percentage of total base wages of all eligible employees. Each individual employee’s bonus award target is a specified percentage of such employee’s base salary based on the employee’s employment classification level within the company. The employee’s actual bonus payout for 2008, if any, will be determined with reference to the employee’s target bonus, but will be subject to adjustment based on the individual’s performance toward achievement of specified individual, departmental or corporate goals.

Payment of Bonuses Under 2007 Performance Bonus Plan

On March 3, 2008, PAETEC’s compensation committee approved the payment of cash bonuses for performance in fiscal year 2007 pursuant to the Company’s annual performance bonus plan. The cash bonus amounts approved for payment on such date to each of the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers of the Company’s predecessor, PAETEC Corp., for fiscal year 2006, when taken together with progress payments previously made by the Company under the plan to such individuals, totaled the amount set forth opposite each individual’s name below:

Name	Bonus Amount
Arunas A. Chesonis	$250,000
Keith M. Wilson	$247,170
Edward J. Butler, Jr.	$247,170
John P. Baron	$111,586
Jeffrey L. Burke	$83,348

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: March 4, 2008	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel